Exhibit 99.1

XPO Logistics Announces Third Quarter 2015 Results

Reports $166 million of adjusted EBITDA, significantly exceeding target

Achieves organic margin improvement across all businesses

Exceeds expectations in Europe with adjusted EBITDA growth of more than 26% for transport and 17% for logistics

Expects over $30 million of annualized savings from actions already taken with

Con-way integration

Appoints Tony Brooks as president of less-than-truckload business

Issues full year targets for adjusted EBITDA of at least $1.25 billion in 2016, and at least $1.7 billion in 2018

GREENWICH, Conn. — November 4, 2015 — XPO Logistics, Inc. (NYSE: XPO) today announced financial results for the third quarter of 2015. Total gross revenue increased 256.5% year-over-year to $2.4 billion, and net revenue increased 542.4% to $1.1 billion.

On a GAAP basis, the company reported a net loss of $35.4 million for the quarter, compared with a net loss of $11.6 million for the same period in 2014. The net loss attributable to common shareholders was $93.1 million, or a loss of $0.94 per diluted share, compared with a net loss attributable to common shareholders of $12.3 million, or a loss of $0.23 per diluted share, for the same period in 2014. The third quarter 2015 GAAP net loss includes $52.0 million of non-cash accounting charges related to the beneficial conversion features of the previously announced June 2015 $1.26 billion equity private placement; a $31.6 million non-cash after-tax amortization charge; and $25.3 million of one-time after-tax transaction and integration costs net of noncontrolling interests.

On an adjusted basis, the net loss attributable to common shareholders, a non-GAAP measure, was $15.2 million, or a loss of $0.15 per share for the quarter, excluding the items detailed below. This compares with an adjusted net loss attributable to common shareholders of $7.3 million, or a loss of $0.13 per share, for the third quarter of 2014.

Adjusted net loss attributable to common shareholders for the third quarter of 2015 excludes: a $52.0 million non-cash accounting charge as referenced above; $34.8 million, or $25.3 million after-tax, of one-time transaction and integration costs net of noncontrolling interests; $1.1 million, or $0.9 million after-tax, of costs related to the conversion of the company’s convertible senior notes; and a $0.4 million benefit, or $0.3 million after-tax, related to the gain on sale of intermodal equipment. Reconciliations of adjusted net loss attributable to common shareholders and adjusted EPS are provided in the attached financial tables.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, improved to $166.1 million for the quarter, compared with $24.2 million for the same period in 2014. Adjusted EBITDA in the third quarter of 2015 excludes $36.4 million of one-time transaction and integration costs; and a $0.4 million benefit related to the gain on sale of intermodal equipment assets. Adjusted EBITDA in the quarter includes $2.7 million of non-cash share-based compensation. A reconciliation of adjusted EBITDA to net loss is provided in the attached financial tables.

As of November 3, 2015, the company had approximately $530 million of cash, and an undrawn $1 billion asset-backed revolver.

Financial Targets

Prior to the acquisition of Con-way Inc., XPO’s target EBITDA run rate was $625 million at year-end – a goal the company significantly exceeded three months early with its generation of $166 million of adjusted EBITDA in the third quarter.

The company has annual revenue of $15 billion and adjusted EBITDA of $1.1 billion. The company has issued the following new financial targets:

•	For 2016, full year adjusted EBITDA of at least $1.25 billion based on existing operations.

•	For 2018, full year adjusted EBITDA of approximately $1.7 billion based on existing operations, an increase from the $1.5 billion previously targeted for 2019.

Appoints Tony Brooks to Lead Less-Than-Truckload Business

As previously announced, the company has appointed Tony Brooks as president of its less-than-truckload (LTL) business in North America, effective November 11, 2015. Mr. Brooks is a 30-year industry veteran with significant executive experience in LTL operations, transportation and distribution networks and fleet management. He has held senior positions in transportation and logistics with Sysco Corporation, Dean Foods, Sears Holdings Corporation, PepsiCo/Frito-Lay and Roadway Express, Inc.

CEO Comments

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “In our first full quarter of global results, we drove adjusted EBITDA to $166 million, significantly exceeding our target. In our transportation segment, we improved margins year-over-year by optimizing our pricing and lowering our cost of purchased transportation in truck brokerage and intermodal, last mile, expedite and global forwarding. We’re operating our logistics segment more profitably worldwide, and we’re executing on an exciting pipeline of cross-selling opportunities. Our European operations overall are performing well ahead of expectations – adjusted EBITDA in Europe was up over 26% year-over-year for transport and 17% for logistics.

Jacobs continued, “I’m very pleased to welcome Tony Brooks, who will join us next week as the president of our less-than-truckload business in North America. We have an outstanding team of employees in LTL, and Tony is a veteran supply chain leader who has run three of the largest transportation fleets in North America. He has deep roots in LTL and a strong record of transforming large transportation networks. We’re excited that Tony will be leading our LTL platform to its full potential as part of our larger service offering.

“We’re in our strongest position yet to create value through the optimization of our operations. Although we completed the purchase of Con-way just last Friday, we’ve already taken out over $30 million of excess costs on an annualized basis. We’re targeting full year adjusted EBITDA of at least $1.25 billion next year. And looking forward to 2018, we’re targeting EBITDA of at least $1.7 billion – $200 million higher and a year earlier than originally planned.”

Third Quarter 2015 Results by Segment

•	Transportation: The company’s transportation segment generated total gross revenue of $1.4 billion for the quarter, a 128.1% increase from the same period in 2014. The year-over-year increase in segment revenue was primarily due to the acquisitions of Norbert Dentressangle, Bridge Terminal Transport, Atlantic Central Logistics and UX Specialized Logistics. Organic revenue decreased 2.7% for the quarter, but increased an estimated 3.4% excluding the impact of lower fuel prices. Excluding fuel and results from intermodal – which had lower revenue but higher profitability – organic revenue increased an estimated 10.2%.

Net revenue margin for the third quarter improved to 22.6%, compared with 20.4% in 2014. The increase in net revenue margin was primarily due to price optimization, lower purchased transportation costs, and the shedding of unprofitable business. The company improved its margin percentages in all of its transportation businesses from a year ago, including truck brokerage and intermodal, last mile, expedite and global forwarding.

Third quarter adjusted EBITDA for the segment improved to $93.1 million, compared with $28.1 million a year ago. Operating income improved to $30.9 million, compared with $4.9 million a year ago. The increases in adjusted EBITDA and operating income reflect the impact of acquisitions as well as organic adjusted EBITDA growth of 77%. The organic EBITDA growth was largely driven by the truck brokerage and last mile businesses. A reconciliation of adjusted EBITDA to operating income for the transportation segment is provided in the attached financial tables.

•	Logistics: The company’s logistics segment generated gross revenue of $993.3 million, compared with $50.1 million from the same period in 2014. Net revenue was $810.0 million, up from $50.1 million a year ago. Adjusted EBITDA was $88.1 million, up from $8.0 million a year ago. Operating income was $36.0 million, versus $4.5 million a year ago. EBITDA and operating income in the segment exceeded expectations, primarily due to new contracts, the shedding of unprofitable business, and operational improvements.

Revenue and profitability for the logistics segment for the third quarter of 2014 reflect a partial contribution from XPO’s acquisition of New Breed on September 2, 2014, and do not include XPO’s European operations, which were acquired on June 8, 2015. A reconciliation of adjusted EBITDA to operating income for the logistics segment is provided in the attached financial tables.

•	Corporate: Corporate SG&A expense was $22.8 million, compared with $23.0 million for the third quarter of 2014. Expense for quarter includes: $4.7 million, or $3.7 million after-tax, of transaction and integration costs related to acquisitions; $1.4 million, or $1.0 million after-tax, of non-cash share-based compensation; and $1.2 million, or $0.9 million after-tax, of litigation costs.

Nine Months 2015 Financial Results

For the nine months ended September 30, 2015, the company reported total revenue of $4.3 billion, a 180.6% increase from the same period in 2014.

On a GAAP basis, the company reported a net loss of $128.7 million for the first nine months of 2015, compared with a net loss of $53.7 million for the same period last year. The net loss attributable to common shareholders was $183.5 million, or a loss of $2.10 per diluted share, compared with a net loss of $55.9 million, or a loss of $1.13 per diluted share, for the same period in 2014. The 2015 GAAP net loss includes $52.0 million of non-cash accounting charges related to the beneficial conversion features of the previously announced $1.26 billion equity private placement; a $64.3 million non-cash after-tax amortization charge; and $82.8 of one-time after-tax transaction and integration costs net of noncontrolling interests.

On an adjusted basis, the net loss attributable to common shareholders, a non-GAAP measure, was $38.4 million, or a loss of $0.44 per share for the first nine months, excluding the items detailed below. This compares with an adjusted net loss attributable to common shareholders of $27.3 million, or a loss of $0.55 per share, for the same period in 2014.

Adjusted net loss for the first nine months of 2015 excludes a $52.0 million non-cash accounting charge as referenced above; $108.1 million, or $82.8 million after-tax, of one-time transaction and integration costs net of noncontrolling interests; $8.6 million, or $5.9 million after-tax, of debt commitment fees; $8.0 million, or $6.8 million after-tax, of costs related to the conversion of the company’s convertible senior notes; $2.4 million, or $1.7 million after-tax, of acceleration of trade names; and a $6.0 million benefit, or $4.1 million after-tax, related to the gain on sale of intermodal equipment. Reconciliations of adjusted net loss to common shareholders and adjusted EPS are provided in the attached financial tables.

Adjusted EBITDA for the first nine months of 2015 improved to $274.7 million, compared with $39.8 million for the same period in 2014. Adjusted EBITDA for the first nine months of 2015 excludes $115.5 million of one-time transaction and integration costs; and a $6.0 million benefit related to the gain on sale of intermodal equipment assets. Adjusted EBITDA for the first nine months of 2015 includes $9.6 million of non-cash share-based compensation, excluding one-time transaction and integration costs. A reconciliation of adjusted EBITDA to net loss is provided in the attached financial table.

Conference Call

The company will hold a conference call on Thursday, November 5, 2015, at 8:30 a.m. Eastern Time. Participants can call toll-free (from U.S./Canada) 1-800-708-4539; international callers dial +1-847-619-6396. A live webcast of the conference will be available on the investor relations area of the company’s website, www.xpo.com/investors. The conference will be archived until December 5, 2015. To access the replay by phone, call toll-free (from U.S./Canada) 1-888-843-7419; international callers dial +1-630-652-3042. Use participant passcode 40886706.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is a top ten global provider of cutting-edge supply chain solutions to the most successful companies in the world. The company provides services for less-than-truckload transportation, truckload brokerage and transportation, last mile logistics, engineered supply chain solutions, high-value-add warehousing and distribution, ground and air expedite, intermodal, drayage, global forwarding and managed transportation. XPO serves more than 50,000 customers with a highly integrated network of over 84,000 employees and 1,469 locations in 32 countries. XPO’s corporate headquarters is in Greenwich, Conn., USA, and its European headquarters is in Lyon, France. www.xpo.com

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules, such as adjusted net loss attributable to common shareholders and adjusted EBITDA, in each case for the three- and nine-month periods ended September 30, 2015 and 2014, and EBITDA for the Transportation and Logistics segments for the quarters ended September 30, 2015 and 2014. As required by SEC rules, we provide reconciliations of these measures to the most directly comparable measure under United States generally accepted accounting principles (“GAAP”), which are set forth in the attachments to this release. We believe that adjusted net loss attributable to common shareholders and adjusted diluted loss per share improves comparability from period to period by removing the impact of nonrecurring expense items, including preferred stock beneficial conversion charge, acquisition-related transaction and integration costs; debt commitment fees; costs related to the rebranding to XPO Logistics (including accelerated amortization of trade names); loss on the conversion of the company’s convertible senior notes; impact of non-controlling interests; and gain on sale of intermodal equipment. We believe that EBITDA and adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) and tax consequences, and the nonrecurring expense items noted above. In addition to its use by management, we believe that EBITDA and adjusted EBITDA are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA and adjusted EBITDA differently, and therefore our measure may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA and adjusted EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA and adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected ability to integrate operations, cross-sell services, realize cost savings, synergies and profit improvement opportunities, and our 2016 and 2018 financial targets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,”

“potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition and pricing pressure; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the Con-way acquisition and the related financing, including the expected impact on XPO’s results of operations; the ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to Con-way and other acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of Con-way’s key employees; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement suitable information technology systems; the ability to maintain positive relationships with XPO’s and Con-way’s networks of third-party transportation providers; XPO’s ability to attract and retain qualified drivers; the ability to retain XPO’s, Con-way’s and other acquired companies’ largest customers; fuel price or fuel surcharge changes; rail and other network changes; labor matters; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpo.com

Media Contact:

Brunswick Group

Gemma Hart, +1-212-333-3810

XPO Logistics, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$2,362.1	$662.5	$4,281.0	$1,525.9
Operating expenses
Cost of transportation and services	1,237.3	487.4	2,385.4	1,170.5
Direct operating expense	798.1	71.0	1,267.5	102.2
Sales, general and administrative expense	282.6	117.7	618.7	300.1

Total operating expenses	2,318.0	676.1	4,271.6	1,572.8

Operating income (loss)	44.1	(13.6)	9.4	(46.9)

Other expense	1.6	0.3	3.9	0.7
Foreign currency loss	14.5	—	34.6	—
Interest expense	61.5	17.8	120.9	31.3

Loss before income tax benefit	(33.5)	(31.7)	(150.0)	(78.9)
Income tax expense (benefit)	1.9	(20.1)	(21.3)	(25.2)

Net loss	(35.4)	(11.6)	(128.7)	(53.7)
Preferred stock beneficial conversion charge	(52.0)	—	(52.0)	—
Cumulative preferred dividends	(0.7)	(0.7)	(2.2)	(2.2)
Net income attributable to noncontrolling interests	(5.0)	—	(0.6)	—

Net loss attributable to common shareholders	$(93.1)	$(12.3)	$(183.5)	$(55.9)

Basic loss per share	$(0.94)	$(0.23)	$(2.10)	$(1.13)
Diluted loss per share	$(0.94)	$(0.23)	$(2.10)	$(1.13)

Weighted average common shares outstanding
Basic weighted average common shares outstanding	98.6	54.5	87.3	49.5
Diluted weighted average common shares outstanding	98.6	54.5	87.3	49.5

XPO Logistics, Inc.

Condensed Consolidated Balance Sheets

(In millions, except share and per share data)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,285.3	$644.1
Accounts receivable, net of allowances of $8.9 and $9.8, respectively	1,647.2	543.8
Deferred tax asset, current	23.4	9.2
Other current assets	284.8	36.0

Total current assets	3,240.7	1,233.1

Property and equipment, net of $144.6 and $47.3 in accumulated depreciation, respectively	955.7	221.9
Goodwill	3,445.0	929.3
Identifiable intangible assets, net of $158.9 and $74.6 in accumulated amortization, respectively	1,159.4	341.5
Deferred tax asset, long-term	106.0	—
Other long-term assets	129.8	35.4

Total long-term assets	5,795.9	1,528.1

Total assets	$9,036.6	$2,761.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$958.4	$252.7
Accrued expenses, other	648.9	119.9
Current maturities of long-term debt	120.3	1.8
Deferred tax liability, current	28.1	—
Other current liabilities	193.1	6.7

Total current liabilities	1,948.8	381.1

Long-term debt	3,359.1	592.1
Deferred tax liability, long-term	345.3	74.5
Employee benefit obligations	106.7	—
Other long-term liabilities	136.9	58.4

Total long-term liabilities	3,948.0	725.0

Commitments and contingencies
Stockholders’ equity:
Convertible perpetual preferred stock, $.001 par value; 10,000,000 shares authorized; 72,885 and 73,335 of Series A shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	42.0	42.2
Common stock, $.001 par value; 300,000,000 shares authorized; 108,373,631 and 77,421,683 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	0.1	0.1
Additional paid-in capital	3,164.1	1,831.9
Accumulated deficit	(402.6)	(219.1)
Accumulated other comprehensive loss	0.4	—
Noncontrolling interests	335.8	—

Total stockholders’ equity	3,139.8	1,655.1

Total liabilities and stockholders’ equity	$9,036.6	$2,761.2

XPO Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2015	2014
Operating activities
Net loss	$(128.7)	$(53.7)
Adjustments to reconcile net loss to net cash from operating activities
Provisions for allowance for doubtful accounts	2.1	5.1
Depreciation and amortization	191.9	63.8
Stock compensation expense	19.7	5.6
Accretion of debt	4.7	4.2
Deferred tax benefit	(41.9)	(28.7)
Gain on sale of assets	(7.6)	—
Loss on foreign currency transactions	11.9	—
Other	2.5	2.3
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(2.3)	(73.5)
Income tax receivable	27.5	2.9
Prepaid expense and other assets	5.0	1.3
Accounts payable	(59.9)	39.7
Accrued expenses and other liabilities	14.5	17.7

Cash flows provided (used) by operating activities	39.4	(13.3)

Investing activities
Acquisition of businesses, net of cash acquired	(1,609.8)	(813.7)
Loss on forward contract related to acquisition	(9.7)	—
Payment for purchases of property and equipment	(114.4)	(21.6)
Proceeds from sale of assets	38.7	0.4

Cash flows used by investing activities	(1,695.2)	(834.9)

Financing activities
Proceeds from preferred stock and common stock offerings	1,260.0	1,131.3
Payment for equity issuance costs	(31.9)	(33.4)
Proceeds from issuance of long-term debt	2,596.7	500.0
Payment for debt issuance costs	(7.9)	(10.4)
Repayment of long-term debt	(1,067.4)	—
Proceeds from borrowing on revolving credit facility	—	130.0
Repayment of borrowings on revolving credit facility	—	(205.0)
Bank overdrafts	14.4	—
Purchase of noncontrolling interests	(459.7)	—
Dividends paid to preferred stockholders	(2.2)	(2.2)
Other	0.2	(3.5)

Cash flows provided by financing activities	2,302.2	1,506.8

Effect of exchange rates on cash	(5.2)	—
Net increase in cash	641.2	658.6
Cash and cash equivalents, beginning of period	644.1	21.5

Cash and cash equivalents, end of period	$1,285.3	$680.1

Supplemental disclosure of cash flow information:
Cash paid for interest	$93.5	$15.3
Cash paid (received) from income taxes	$0.5	$(1.1)
Equity portion of acquisition purchase price	$1.5	$138.3
Equity issued upon conversion of debt	$42.3	$10.5

Transportation

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Variance	Change %	2015	2014	$ Variance	Change %
Revenue	$1,396.8	$612.4	$784.4	128.1%	$2,820.4	$1,475.8	$1,344.6	91.1%
Cost of transportation and services	1,081.7	487.4	594.3	121.9%	2,190.0	1,170.5	1,019.5	87.1%

Net revenue	315.1	125.0	190.1	152.1%	630.4	305.3	325.1	106.5%

Direct operating expense	135.4	29.1	106.3	365.3%	223.5	60.3	163.2	270.6%
SG&A expense
Salaries & benefits	85.1	47.6	37.5	78.8%	199.9	126.0	73.9	58.7%
Other SG&A expense	22.4	16.4	6.0	36.6%	53.0	40.7	12.3	30.2%
Purchased services	9.9	5.8	4.1	70.7%	23.2	14.2	9.0	63.4%
Depreciation & amortization	31.4	21.2	10.2	48.1%	73.1	55.9	17.2	30.8%

Total SG&A expense	148.8	91.0	57.8	63.5%	349.2	236.8	112.4	47.5%

Operating income	$30.9	$4.9	$26.0	530.6%	$57.7	$8.2	$49.5	603.7%

Accelerated amortization of trade names	—	—	—	0.0%	0.4	3.3	(2.9)	-87.9%
Other depreciation & amortization	54.8	23.2	31.6	136.2%	103.2	55.3	47.9	86.6%

EBITDA	$85.7	$28.1	$57.6	205.0%	$161.3	$66.8	$94.5	141.5%

Transaction & integration costs	7.4	—	7.4	100.0%	14.5	—	14.5	100.0%

Adjusted EBITDA	$93.1	$28.1	$65.0	231.3%	$175.8	$66.8	$109.0	163.2%

Transportation

Key Data by Service Offering

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue by Service Offering
North America
Brokerage and Intermodal	$478.9	$396.1	$1,252.3	$929.0
Last Mile	185.6	123.4	489.4	316.4
Expedite	32.3	36.6	111.5	106.4
Europe
Full Truckload	412.5	—	530.1	—
Less than Truckload	193.7	—	247.7	—
Global Forwarding	96.2	59.6	197.7	133.0
Eliminations	(2.4)	(3.3)	(8.3)	(9.0)

Total Revenue by Service Offering	$1,396.8	$612.4	$2,820.4	$1,475.8

Net Revenue by Service Offering
North America
Brokerage and Intermodal	$94.6	$72.7	$239.6	$166.9
Last Mile	55.7	35.0	146.2	90.3
Expedite	10.5	11.0	36.7	33.5
Europe	137.2	—	177.2	—
Global Forwarding	17.1	6.3	30.7	14.6

Total Net Revenue by Service Offering	$315.1	$125.0	$630.4	$305.3

Net Revenue % by Service Offering
North America
Brokerage and Intermodal	19.8%	18.4%	19.1%	18.0%
Last Mile	30.0%	28.4%	29.9%	28.5%
Expedite	32.5%	30.1%	32.9%	31.5%
Europe	22.6%	0.0%	22.8%	0.0%
Global Forwarding	17.8%	10.6%	15.5%	11.0%

Overall Net Revenue % by Service Offering	22.6%	20.4%	22.4%	20.7%

Direct Operating Expense by Service Offering
North America
Brokerage and Intermodal	$31.0	$23.4	$77.6	$46.3
Last Mile	11.5	5.7	29.2	14.0
Europe	84.6	—	106.9	—
Global Forwarding	8.3	—	9.8	—

Total Direct Operating Expense by Service Offering	$135.4	$29.1	$223.5	$60.3

Logistics

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Variance	Change %	2015	2014	$ Variance	Change %
Revenue	$993.3	$50.1	$943.2	1882.6%	$1,493.7	$50.1	$1,443.6	2881.4%
Cost of transportation and services	183.3	—	183.3	100.0%	228.8	—	228.8	100.0%

Net revenue	810.0	50.1	759.9	1516.8%	1,264.9	50.1	1,214.8	2424.8%

Direct operating expense	662.8	41.9	620.9	1481.9%	1,044.0	41.9	1,002.1	2391.6%
SG&A expense
Salaries & benefits	62.0	1.6	60.4	3775.0%	91.9	1.6	90.3	5643.8%
Other SG&A expense	11.3	0.5	10.8	2160.0%	19.2	0.5	18.7	3740.0%
Purchased services	13.5	0.4	13.1	3275.0%	17.6	0.4	17.2	4300.0%
Depreciation & amortization	24.4	1.2	23.2	1933.3%	45.3	1.2	44.1	3675.0%

Total SG&A expense	111.2	3.7	107.5	2905.4%	174.0	3.7	170.3	4602.7%

Operating income	$36.0	$4.5	$31.5	700.0%	$46.9	$4.5	$42.4	942.2%

Accelerated amortization of trade names	—	—	—	0.0%	2.0	—	2.0	100.0%
Other depreciation & amortization	46.9	3.5	43.4	1240.0%	85.2	3.5	81.7	2334.3%

EBITDA	$82.9	$8.0	$74.9	936.2%	$134.1	$8.0	$126.1	1576.3%

Transaction & integration costs	5.2	—	5.2	100.0%	10.0	—	10.0	100.0%

Adjusted EBITDA	$88.1	$8.0	$80.1	1001.3%	$144.1	$8.0	$136.1	1701.3%

Logistics

Key Data by Service Offering

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue by Service Offering
North America	$292.1	$50.1	$615.1	$50.1
Europe	701.2	—	878.6	—

Total Revenue by Service Offering	$993.3	$50.1	$1,493.7	$50.1

Net Revenue by Service Offering
North America	$287.1	$50.1	$609.0	$50.1
Europe	522.9	—	655.9	—

Total Net Revenue by Service Offering	$810.0	$50.1	$1,264.9	$50.1

Direct Operating Expense by Service Offering
North America	$244.4	$41.9	$519.0	$41.9
Europe	418.4	—	525.0	—

Total Direct Operating Expense by Service Offering	$662.8	$41.9	$1,044.0	$41.9

Gross Margin by Service Offering
North America	$42.7	$8.2	$90.0	$8.2
Europe	104.5	—	130.9	—

Total Gross Margin by Service Offering	$147.2	$8.2	$220.9	$8.2

Gross Margin % by Service Offering
North America	14.6%	16.4%	14.6%	16.4%
Europe	14.9%	—	14.9%	—

Total Gross Margin % by Service Offering	14.8%	16.4%	14.8%	16.4%

XPO Corporate

Summary of Sales, General & Administrative Expense

(Unaudited)

(In millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Variance	Change %	2015	2014	$ Variance	Change %
SG&A expense
Salaries & benefits	$9.5	$6.9	$2.6	37.7%	$33.9	$23.9	$10.0	41.8%
Other SG&A expense	4.3	4.9	(0.6)	-12.2%	15.5	10.1	5.4	53.5%
Purchased services	8.6	10.5	(1.9)	-18.1%	44.7	23.8	20.9	87.8%
Depreciation & amortization	0.4	0.7	(0.3)	-42.9%	1.1	1.8	(0.7)	-38.9%

Total SG&A expense	$22.8	$23.0	$(0.2)	-0.9%	$95.2	$59.6	$35.6	59.7%

Intersegment Eliminations

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Variance	Change %	2015	2014	$ Variance	Change %
Revenue	$(28.0)	$—	$(28.0)	100.0%	$(33.1)	$—	$(33.1)	100.0%
Cost of transportation and services	(27.7)	—	(27.7)	100.0%	(33.4)	—	(33.4)	100.0%

Net revenue	(0.3)	—	(0.3)	100.0%	0.3	—	0.3	100.0%

Direct operating expense	(0.1)	—	(0.1)	100.0%	—	—	—	0.0%
SG&A expense
Salaries & benefits	0.1	—	0.1	100.0%	0.5	—	0.5	100.0%
Other SG&A expense	(0.3)	—	(0.3)	100.0%	(0.3)	—	(0.3)	100.0%
Purchased services	—	—	—	0.0%	0.1	—	0.1	100.0%
Depreciation & amortization	—	—	—	0.0%	—	—	—	0.0%

Total SG&A expense	(0.2)	—	(0.2)	100.0%	0.3	—	0.3	100.0%

Operating income	$(0.0)	$—	$(0.0)	0.0%	$(0.0)	$—	$(0.0)	0.0%

Note: Intersegment eliminations represent intercompany activity between the Company’s reportable segments that is eliminated upon consolidation. The difference between operating loss component line items in the Consolidated Summary Financial Table and the sum of the respective line items from the Transportation and Logistics Summary Financial Tables above represents intercompany eliminations between our reportable segments. The table above summarizes the intersegment eliminations by line item.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

(In millions)

	Category	Three Months Ended September 30,			Nine Months Ended September 30,
		2015	2014	Change %	2015	2014	Change %
Net loss attributable to common shareholders	Net loss attributable to common shareholders	$(93.1)	$(12.3)	656.9%	$(183.5)	$(55.9)	228.3%
Preferred stock beneficial conversion charge	Preferred stock beneficial conversion charge	(52.0)	—	100.0%	(52.0)	—	100.0%
Preferred dividends	Cumulative preferred dividends	(0.7)	(0.7)	0.0%	(2.2)	(2.2)	0.0%
Noncontrolling interests	Net income attributable to noncontrolling interests	(5.0)	—	100.0%	(0.6)	—	100.0%

Net loss	Net loss	(35.4)	(11.6)	205.2%	(128.7)	(53.7)	139.7%

Debt commitment fees	Interest expense	—	9.8	-100.0%	8.6	14.4	-40.3%
Loss on conversion of convertible senior notes	Interest expense	1.1	—	100.0%	8.0	2.3	100.0%
Other interest expense	Interest expense	60.4	8.0	655.0%	104.3	14.6	614.4%
Income tax benefit	Income tax benefit	1.9	(20.1)	-109.5%	(21.3)	(25.2)	-15.5%
Accelerated amortization of trade names	Sales, general and administrative expense	—	—	0.0%	2.4	3.3	-27.3%
Other depreciation expense	Cost of transportation and services	18.6	—	100.0%	23.9	0.1	100.0%
Other depreciation expense	Direct operating expense	27.3	4.1	100.0%	48.5	4.8	100.0%
Other depreciation & amortization expense	Sales, general and administrative expense	56.2	23.1	143.3%	119.5	55.6	114.9%

EBITDA		$130.1	$13.3	878.2%	$165.2	$16.2	919.8%

Transaction & integration costs	Other expense	1.9	—	100.0%	9.7	—	100.0%
Transaction & integration costs	Foreign currency loss	13.9	—	100.0%	30.9	—	100.0%

Transaction & integration costs	Sales, general and administrative expense	17.3	10.0	73.0%	69.1	22.3	209.9%
Gain on sale of intermodal equipment	Other expense	(0.4)	—	100.0%	(6.0)	—	100.0%
Rebranding costs	Sales, general and administrative expense	3.3	0.9	266.7%	5.8	1.3	346.2%

Adjusted EBITDA		$166.1	$24.2	586.4%	$274.7	$39.8	590.2%

Note: Please refer to the “Non-GAAP Financial Measures” section of the press release. Adjusted EBITDA was prepared assuming 100% ownership of Norbert Dentressangle.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of GAAP Net Loss and Net Loss Per Share to Adjusted Net Loss and Net Loss Per Share

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
GAAP net loss attributable to common shareholders	$(93.1)	$(12.3)	$(183.5)	$(55.9)
Preferred stock beneficial conversion charge	52.0	—	52.0	—
Transaction & integration costs	33.1	10.0	109.7	22.3
Debt commitment fees(1)	—	9.8	8.6	14.4
Loss on conversion of convertible senior notes(1)	1.1	—	8.0	2.3
Accelerated amortization of trade names	—	—	2.4	3.3
Gain on sale of intermodal equipment	(0.4)	—	(6.0)	—
Rebranding costs	3.3	0.9	5.8	1.3
Impact of noncontrolling interests on above adjustments	(1.6)	—	(7.4)	—
Tax impact of above adjustments	(9.6)	(7.0)	(28.0)	(15.0)
Release of tax valuation allowance	—	(8.7)	—	—

Adjusted net loss attributable to common shareholders	$(15.2)	$(7.3)	$(38.4)	$(27.3)

Adjusted basic loss per share	$(0.15)	$(0.13)	$(0.44)	$(0.55)
Adjusted diluted loss per share	$(0.15)	$(0.13)	$(0.44)	$(0.55)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	98.6	54.5	87.3	49.5
Diluted weighted average common shares outstanding	98.6	54.5	87.3	49.5

(1)	Debt commitment fees and loss on conversion of convertible senior notes are recorded in interest expense.

Note: Please refer to the “Non-GAAP Financial Measures” section of the press release.

XPO Logistics, Inc.

Consolidated Calculation of Diluted Weighted Shares Outstanding

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Basic weighted-average common shares outstanding	98,568,971	54,469,943	87,315,661	49,497,353

Potentially Dilutive Securities:
Shares underlying the conversion of preferred stock to common stock	10,414,242	10,476,430	10,447,283	10,485,283
Shares underlying the conversion of the convertible senior notes	4,190,266	7,341,490	4,578,305	7,473,420
Shares underlying warrants to purchase common stock	8,531,604	8,222,305	8,727,799	8,011,371
Shares underlying stock options to purchase common stock	596,422	557,973	627,511	529,072
Shares underlying restricted stock units and performance-based restricted stock units	1,132,326	821,892	1,114,133	713,498

	24,864,860	27,420,090	25,495,031	27,212,644

Diluted weighted-average common shares outstanding	123,433,831	81,890,033	112,810,692	76,709,997

Note: For dilution purposes, GAAP requires diluted shares to be reflected on a weighted average basis, which takes into account the portion of the period in which the diluted shares were outstanding. The table above reflects the weighted average diluted shares for the periods presented. The impact of this dilution was not reflected in the earnings per share calculations on the Condensed Consolidated Statements of Operations because the impact was anti-dilutive. The treasury stock method was used to determine the shares underlying the warrants, stock options, RSUs and PRSUs with an average closing market price of common stock of $37.93 per share and $31.57 per share for the three-months ended September 30, 2015 and 2014, respectively, and $42.22 per share and $28.96 per share for the nine months ended September 30, 2015 and 2014, respectively.

For informational purposes, the following table represents fully diluted shares as of September 30, 2015, calculated on a non-weighted basis without giving effect to the portion of any period in which the diluted shares were outstanding. The dilutive effect of the warrants, options, RSUs and PRSUs in the table was calculated using the closing market price of common stock on September 30, 2015. A non-weighted basis for calculating fully diluted shares is a non-GAAP financial measure as defined under SEC rules.

XPO Logistics, Inc.

Diluted Shares as of September 30, 2015
Common stock outstanding	108,373,631
Series A preferred stock	10,412,145
Convertible senior notes	3,984,502
Warrants	7,389,136
Outstanding stock options	524,388
Restricted stock units and performance-based restricted stock units	2,228,975

Total	132,912,777